EXHIBIT 31.4

CERTIFICATION
I, Matthew Young, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Jazz Pharmaceuticals Public Limited Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2014	By:	/s/ Matthew Young
Matthew Young Senior Vice President and Chief Financial Officer